As filed with the Securities and Exchange Commission on January 7, 2004

Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AETRIUM INCORPORATED
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1439182 (I.R.S. Employer Identification No.)

2350 Helen Street North St. Paul, Minnesota (Address of Principal Executive Offices)	55109 (Zip Code)

AETRIUM INCORPORATED
1993 STOCK INCENTIVE PLAN
(Full title of the plan)

Joseph C. Levesque
President and Chief Executive Officer
Aetrium Incorporated
2350 Helen Street
North St. Paul, MN 55109
(Name, address and telephone number,
including area code, of agent for service)

(651) 770-2000
(telephone number, including area code, of agent for service)

Kerri L. Klemz, Esq.
Oppenheimer Wolff & Donnelly LLP
45 South Seventh Street, Suite 3300
Minneapolis, Minnesota 55402
(612) 607-7228

Approximate date of commencement of proposed sale to the public:
Immediately upon the filing of this registration statement

CALCULATION OF REGISTRATION FEE

			Proposed maximum	Proposed maximum
Title of each class of securities	Amount to be		offering price per	aggregate offering	Amount of
to be registered	registered(1)		share(3)	price(3)	registration fee

Common Stock, par value $0.001 per share	700,000	(2)	$3.27	$2,289,000.00	$185.18

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement includes an indeterminate number of additional shares that may be offered and sold as a result of anti-dilution provisions described in the registrant’s 1993 Stock Incentive Plan.

(2)	Represents additional shares that may be issued under the registrant’s 1993 Stock Incentive Plan. An aggregate of 689,063 shares has been previously registered under a registration statement on Form S-8 (File No. 33-72656) with respect to the 1993 Stock Incentive Plan and 1987 Non-Statutory Stock Option Plan.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457 under the Securities Act on the basis of the weighted average exercise price of stock options to purchase shares previously granted under the 1993 Stock Incentive Plan.

PART II
Item 6. Indemnification of Directors and Officers.
Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
EX-5.1 Opinion/Consent of Oppenheimer Wolff
EX-23.1 Consent of PricewaterhouseCoopers LLP

STATEMENT UNDER GENERAL INSTRUCTION E —
REGISTRATION OF ADDITIONAL SECURITIES

     The registrant, Aetrium Incorporated (“Aetrium”), previously filed a registration statement on Form S-8 with the Securities and Exchange Commission (SEC File No. 33-72656) in connection with the registration of an aggregate of 689,063 shares of Aetrium’s common stock, par value $0.001 per share, to be issued under Aetrium’s 1993 Stock Incentive Plan and 1987 Non-Statutory Option Plan.

     Pursuant to General Instruction E of Form S-8, this registration statement is filed by Aetrium solely to register an additional 700,000 shares of common stock that may be issued under Aetrium’s 1993 Stock Incentive Plan. Pursuant to Instruction E, the contents of Aetrium’s previously filed registration statement on Form S-8 (SEC File No. 33-72656), including, without limitation, periodic reports that Aetrium filed, or will file, after the effective date of this registration statement to maintain current information about Aetrium, are hereby incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED
IN THE REGISTRATION STATEMENT

Item 6. Indemnification of Directors and Officers.

     Minnesota Statutes Section 302A.521 provides that a Minnesota corporation may indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a “proceeding” by reason of the former or present official capacity of the director, officer, employee or agent of the corporation, against judgments, penalties, fines, settlements and reasonable expenses incurred by the director, officer, employee or agent of the corporation in connection with the proceeding if certain statutory standards are met. A “proceeding” means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

     Our Restated Articles of Incorporation also require us to provide indemnification to the fullest extent of the Minnesota indemnification statute.

     We maintain directors’ and officers’ liability insurance, including a reimbursement policy in favor of Aetrium.

Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of Oppenheimer Wolff & Donnelly LLP (filed herewith)
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)
23.2	Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this registration statement)

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on January 7, 2004.

AETRIUM INCORPORATED

By: /s/ Joseph C. Levesque Joseph C. Levesque President and Chief Executive Officer (principal executive officer)

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Joseph C. Levesque and Douglas L. Hemer, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on January 7, 2004 by the following persons in the capacities indicated.

Signature	Title

/s/ Joseph C. Levesque Joseph C. Levesque	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Paul H. Askegaard Paul H. Askegaard	Treasurer (Principal Financial and Accounting Officer)

/s/ Darnell L. Boehm Darnell L. Boehm	Director

/s/ Terrence W. Glarner Terrence W. Glarner	Director

/s/ Andrew J. Greenshields Andrew J. Greenshields	Director

/s/ Douglas L. Hemer Douglas L. Hemer	Director

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AETRIUM INCORPORATED
REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing

5.1	Opinion of Oppenheimer Wolff & Donnelly LLP	Filed herewith.
23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith.
23.2	Consent of Oppenheimer Wolff & Donnelly LLP	Included in Exhibit 5.1.
24.1	Power of Attorney	Included on the signature page to this registration statement.